                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 1999
                              (September 24, 1999)




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


            TENNESSEE                       000-22217            62-1493316
  (State or other jurisdiction of          (Commission        (I.R.S. employer
   incorporation or organization)          File Number)      identification no.)


         20 BURTON HILLS BOULEVARD
           NASHVILLE, TENNESSEE                                 37215
 (Address of principal executive offices)                    (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated October 8, 1999.

(a)    Financial Statements of Business Acquired:

       Independent Auditors' Report.
       Balance Sheets of Mid-Florida Surgery Center, Inc. as of September 30,
           1998, September 24, 1999 and June 30, 1999 (unaudited).
       Statements of Earnings and Retained Earnings of Mid-Florida Surgery
           Center, Inc. for the year ended September 30, 1998, the period ended September 24, 1999, and the nine months ended June 30, 1998 and 1999 (unaudited).
       Statements of Cash Flows of Mid-Florida Surgery Center, Inc. for the year ended September 30, 1998, the period ended September 24, 1999, and the nine months ended June 30, 1998 and 1999 (unaudited).
       Notes to Financial Statements of Mid-Florida Surgery Center, Inc.

(b)    Pro Forma Financial Information:

       Unaudited Pro Forma Combined Statements of Operations for the year ended
           December 31, 1998 and the nine months ended September 30, 1999. Notes to Unaudited Pro Forma Combined Statements of Operations.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Mid-Florida Surgery Center, Inc.
Mount Dora, Florida

We have audited the accompanying balance sheets of Mid-Florida Surgery Center, Inc. as of September 30, 1998, and September 24, 1999, and the related statements of earnings and retained earnings and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Mid-Florida Surgery Center, Inc. as of September 30, 1998 and September 24, 1999, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Nashville, Tennessee
November 19, 1999

                        MID-FLORIDA SURGERY CENTER, INC.
                                 BALANCE SHEETS


                                                                   SEPTEMBER 30,   SEPTEMBER 24,   JUNE 30,
                                                                       1998            1999         1999
                                                                   -------------   ------------  -----------
                                                                                                 (UNAUDITED)
ASSETS

Current assets:
     Cash and cash equivalents ................................      $  168,777      $105,353      $110,527
     Accounts receivable, net of allowance of $21,322, $18,691,
       and $15,894 (unaudited), respectively ..................         526,363       469,666       401,468
     Supplies inventory .......................................          18,982        15,576        16,671
     Prepaid expenses .........................................             750            --        13,137
                                                                     ----------      --------      --------

              Total current assets ............................         714,872       590,595       541,803

Property and equipment, net (note 2) ..........................         174,204       121,552       156,562

Other assets (note 1) .........................................         176,600       218,563       221,001
                                                                     ----------      --------      --------

              Total assets ....................................      $1,065,676      $930,710      $919,366
                                                                     ==========      ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt (note 3) ...............      $  136,117      $117,015      $151,742
     Accounts payable .........................................          24,095       270,713        20,383
     Accrued expenses .........................................           5,978         8,110           331
                                                                     ----------      --------      --------

              Total current liabilities .......................         166,190       395,838       172,456

Long-term debt (note 3) .......................................          29,903            --            --

Stockholders' equity:
     Common stock .............................................             200           200           200
     Retained earnings ........................................         869,383       534,672       746,710
                                                                     ----------      --------      --------

              Total stockholders' equity ......................         869,583       534,872       746,910
                                                                     ----------      --------      --------

Commitments (note 4)

              Total liabilities and stockholders' equity ......      $1,065,676      $930,710      $919,366
                                                                     ==========      ========      ========














See accompanying notes to the financial statements.

                        MID-FLORIDA SURGERY CENTER, INC.
                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS


                                                                           NINE MONTHS       NINE MONTHS
                                        YEAR ENDED       PERIOD ENDED         ENDED             ENDED
                                       SEPTEMBER 30,     SEPTEMBER 24,       JUNE 30,          JUNE 30,
                                           1998              1999              1998              1999
                                       -------------     -------------     -----------       ------------
                                                                           (UNAUDITED)       (UNAUDITED)
Revenues .........................      $ 4,155,204       $ 3,840,790       $ 3,196,818       $ 2,927,768

Operating expenses:
     Salaries and benefits .......          644,080           725,363           497,476           531,373
     Medical supply and drug costs          668,786           564,889           540,436           443,897
     Other operating expenses ....          518,226           607,537           401,593           435,063
     Depreciation and amortization           73,054            77,471            54,790            42,461
                                        -----------       -----------       -----------       -----------

         Total operating expenses         1,904,146         1,975,260         1,494,295         1,452,794
                                        -----------       -----------       -----------       -----------

         Operating income ........        2,251,058         1,865,530         1,702,523         1,474,974

Interest Expense .................           14,799            13,597            10,943             9,647
                                        -----------       -----------       -----------       -----------

         Net earnings ............        2,236,259         1,851,933         1,691,580         1,465,327

Beginning retained earnings ......          833,622           869,383           833,622           869,383

Dividends ........................       (2,200,498)       (2,186,644)       (1,641,798)       (1,588,000)
                                        -----------       -----------       -----------       -----------

         Ending retained earnings       $   869,383       $   534,672       $   883,404       $   746,710
                                        ===========       ===========       ===========       ===========






















See accompanying notes to the financial statements.

                        MID-FLORIDA SURGERY CENTER, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                      NINE MONTHS       NINE MONTHS
                                                  YEAR ENDED        PERIOD ENDED         ENDED             ENDED
                                                 SEPTEMBER 30,      SEPTEMBER 24,       JUNE 30,          JUNE 30,
                                                      1998              1999              1998              1999
                                                 ------------       ------------      -----------       -----------
                                                                                      (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities:
     Net earnings ..........................      $ 2,236,259       $ 1,851,933       $ 1,691,580       $ 1,465,327
     Adjustments to reconcile net earnings
     to net cash flows provided by operating
     activities:
         Depreciation and amortization .....           73,054            77,471            54,790            42,461
         Increase (decrease) in cash, due to
         change in:
              Accounts receivable, net .....          (86,016)           56,697          (117,698)          124,895
              Supplies inventory ...........           (4,702)            3,406            (5,855)            2,311
              Prepaid expenses .............            1,500               750             1,935           (12,387)
              Other assets .................          (29,673)          (41,963)          (29,731)          (44,401)
              Accounts payable .............           (8,874)          246,618            36,369            (3,712)
              Accrued expenses .............           (2,984)            2,132             5,691            (5,647)
                                                  -----------       -----------       -----------       -----------

              Net cash flows provided by
               operating activities ........        2,178,564         2,197,044         1,637,081         1,568,847

Cash flows used by investing activities-
     Acquisition of property and equipment .          (65,946)          (24,819)          (60,838)          (24,819)

Cash flows from financing activities:
     Payments on long-term debt ............          (18,945)          (49,005)          (12,770)          (14,278)
     Dividends .............................       (2,200,498)       (2,186,644)       (1,641,798)       (1,588,000)
                                                  -----------       -----------       -----------       -----------

              Net cash flows used by
               financing activities ........       (2,219,443)       (2,235,649)       (1,654,568)       (1,602,278)
                                                  -----------       -----------       -----------       -----------

Net decrease in cash and cash equivalents ..         (106,825)          (63,424)          (78,325)          (58,250)
Cash and cash equivalents, beginning of
     period ................................          275,602           168,777           275,602           168,777
                                                  -----------       -----------       -----------       -----------

Cash and cash equivalents, end of period ...      $   168,777       $   105,353       $   197,277       $   110,527
                                                  ===========       ===========       ===========       ===========


SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest .....................      $    14,799       $    13,597       $    10,943       $     9,647
                                                  ===========       ===========       ===========       ===========









See accompanying notes to the financial statements.

                        MID-FLORIDA SURGERY CENTER, INC.
                          NOTES TO FINANCIAL STATEMENTS
  YEAR ENDED SEPTEMBER 30, 1998, PERIOD ENDED SEPTEMBER 24, 1999, NINE MONTHS ENDED JUNE 30, 1998 (UNAUDITED) AND NINE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   ORGANIZATION

         Mid-Florida Surgery Center, Inc. (the "Center") began operations in 1991 and operates an ophthalmology surgery center in Mount Dora, Florida. The Center is owned by a group of stockholders which perform ophthalmology procedures at the center through their related physician practice. As more fully discussed in Note 5, a majority ownership interest in the assets of the Center was acquired by AmSurg Holdings, Inc. ("Holdings"). The financial statements for the period ended September 24, 1999 represent the Center's results of operations for the eleven months and twenty-four days prior to the acquisition of the majority ownership interest.

B.   CASH AND CASH EQUIVALENTS

         Cash and cash equivalents are comprised principally of demand deposits at banks and other highly liquid short-term investments with maturities less than three months when purchased.

C.   REVENUE RECOGNITION

         Revenues consist of amounts billed for the use of the Center's facilities billed directly to the patient or third-party payer. Revenues are reported at the estimated net realizable amounts from patients, third-party payers and others, including Medicare and Medicaid. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges are recorded as deductions from patient service revenues. During 1998 and 1999, approximately 79% of the Center's revenues were provided to patients covered under Medicare and Medicaid. Amounts that are determined to be uncollectible are charged against the allowance for uncollectible accounts.

D.   PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation for leasehold improvements is recognized under the straight-line method over the remaining term of the lease plus renewal options. Depreciation for equipment and furniture and fixtures is recognized over useful lives of five to seven years.

E.   OTHER ASSETS

         Other assets consist principally of a deposit required in order for the Center to have a noncalendar year-end as a Subchapter S corporation. The deposit is refundable to the Center upon dissolution or a change in tax status.

F.   EMPLOYEE BENEFIT PLANS

         The Center sponsors a profit sharing plan to which the Center may contribute a discretionary amount each year to be shared by eligible employees. The Center also sponsors a defined contribution plan to which the Center makes contributions on behalf of eligible employees based on a formula as defined by the plan. During the year ended September 30, 1998, period ended September 24, 1999, nine months ended June 30, 1998 (unaudited) and nine months ended June 30, 1999 (unaudited), the Center incurred costs of $12,667, $7,864, $11,240 and $5,559, respectively, associated with these plans.

G.   INCOME TAXES

         The Center has elected Subchapter S status of the Internal Revenue Code, and accordingly, income taxes are the responsibility of the individual stockholders of the Center. Therefore, no provision for income taxes has been reflected in the accompanying financial statements.

H.   MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        MID-FLORIDA SURGERY CENTER, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

I.   UNAUDITED INTERIM INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the nine months ended June 30, 1998 and 1999 are not necessarily indicative of the results that may be expected for a full year.


(2)  PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 1998, September 24, 1999 and June 30, 1999 are as follows:

                                             SEPTEMBER 30,  SEPTEMBER 24,     JUNE 30,
                                                 1998           1999           1999
                                             ------------   ------------     ---------
                                                                            (UNAUDITED)
      Medical equipment ..................     $ 542,163      $ 544,444      $ 544,444
      Other equipment ....................        72,456         94,994         94,994
      Furniture and fixtures .............         2,756          2,756          2,756
      Leasehold improvements .............        19,328         19,328         19,328
                                               ---------      ---------      ---------

               Total cost ................       636,703        661,522        661,522
      Accumulated depreciation ...........      (462,499)      (539,970)      (504,960)
                                               ---------      ---------      ---------

               Property and equipment, net     $ 174,204      $ 121,552      $ 156,562
                                               =========      =========      =========

(3)  LONG-TERM DEBT

         Long-term debt at September 30, 1998, September 24, 1999 and June 30, 1999 (unaudited) is comprised of notes with banks of $166,020, $117,015 and $151,742, respectively, at rates ranging from 8% to 8.75%. The notes are secured by the assets of the Center.

         At September 24, 1999 only one of these notes remain outstanding with payment of the remaining principal of $117,015 due on July 31, 2000.

(4)  LEASES

         The Center operates under a facilities lease that expires June 2009. Future minimum lease payments at September 24, 1999 are as follows:

             YEAR ENDED
            SEPTEMBER 30,
            -------------
                2000 ..........................................  $ 75,204
                2001 ..........................................    76,896
                2002 ..........................................    79,206
                2003 ..........................................    81,579
                2004 ..........................................    84,030
             Thereafter .......................................   434,964
                                                                 --------
                           Total ..............................  $831,879
                                                                 ========


         The Center incurred rent expense for the year ended September 30, 1998, the period ended September 24, 1999, the nine months ended June 30, 1998 (unaudited) and the nine months ended June 30, 1999 (unaudited) of $123,883, $145,542, $96,782 and $111,674, respectively.

                        MID-FLORIDA SURGERY CENTER, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED



(5)  SUBSEQUENT EVENT

         Effective September 24, 1999, Holdings, a subsidiary of AmSurg Corp. ("AmSurg"), acquired from the Center a 54% ownership interest in the assets comprising the business operations of the Center.

         Pursuant to the terms of the Asset Purchase Agreement dated September 24, 1999, by and among Holdings, AmSurg and the Center, Holdings paid an initial purchase price of $6,374,859 in cash and AmSurg issued to the Center 117,338 shares of its Class A Common Stock, subject to adjustment as set forth in the Asset Purchase Agreement.

                                  AMSURG CORP.
    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION



         The unaudited pro forma combined statements of operations of AmSurg Corp. for the year ended December 31, 1998 and nine months ended September 30, 1999, are presented to show the effects of the acquisition of the majority interest in Mid-Florida Surgery Center, Inc. on September 24, 1999, as if it had occurred on January 1, 1998. Mid-Florida Surgery Center, Inc. operates on a fiscal period ending September 30. The pro forma information is based on the historical financial statements of the Company and the acquired center, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially. For proforma purposes, the Company's historical financial statements have been combined with the respective fiscal periods of Mid-Florida Surgery Center (year ended September 30, 1998 and nine months ended June 30, 1999).

         The unaudited pro forma financial information does not purport to represent what the Company's results of operations would actually have been had the transaction in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of AmSurg Corp. and the related notes included in the Company's 1998 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
           (All amounts expressed in thousands, except per share data)


                                                               MID-FLORIDA
                                                                 SURGERY                     PRO FORMA
                                                                 CENTER,       PRO FORMA      COMBINED
                                                   HISTORICAL      INC.       ADJUSTMENTS      TOTALS
                                                   ----------  -----------    -----------    ---------
Revenues ....................................       $80,322       $4,155       $     --        $84,477

Operating expenses:
     Salaries and benefits ..................        22,947          644             66 (1)     23,657
     Other operating expenses ...............        28,393        1,187             --         29,580
     Depreciation and amortization ..........         6,568           73            272 (2)      6,913
     Net loss on sale of assets .............         5,462           --             --          5,462
                                                    -------       ------       --------        -------

         Total operating expenses ...........        63,370        1,904            338         65,612
                                                    -------       ------       --------        -------

         Operating income ...................        16,952        2,251           (338)        18,865

Minority interest ...........................        13,645           --          1,035 (3)     14,680
Other expenses:
     Interest expense, net of interest income         1,499           15            365 (4)      1,879
                                                    -------       ------       --------        -------

         Earnings before income taxes .......         1,808        2,236         (1,738)         2,306

Income tax expense ..........................         1,047           --            199 (5)      1,246
                                                    -------       ------       --------        -------

         Net earnings .......................       $   761       $2,236       $ (1,937)       $ 1,060
                                                    =======       ======       ========        =======

Earnings per common share:
     Basic ..................................       $  0.06                                    $  0.09
     Diluted ................................       $  0.06                                    $  0.08

Weighted average number of shares and share
     equivalents outstanding:
     Basic ..................................        12,247                         117 (6)     12,364
     Diluted ................................        12,834                         117 (6)     12,951

                                  AMSURG CORP.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
           (All amounts expressed in thousands, except per share data)


                                                                 MID-FLORIDA
                                                                  SURGERY                       PRO FORMA
                                                                   CENTER,        PRO FORMA      COMBINED
                                                    HISTORICAL       INC.        ADJUSTMENTS      TOTALS
                                                    ----------   -----------     -----------     ---------
Revenues .....................................       $ 73,457        $2,928       $     --        $ 76,385

Operating expenses:
     Salaries and benefits ...................         20,196           532             50 (1)      20,778
     Other operating expenses ................         25,097           879             --          25,976
     Depreciation and amortization ...........          5,229            42            204 (2)       5,475
     Net gain on sale of assets ..............            (34)           --             --             (34)
                                                     --------        ------       --------        --------

         Total operating expenses ............         50,488         1,453            254          52,195
                                                     --------        ------       --------        --------

         Operating income ....................         22,969         1,475           (254)         24,190

Minority interest ............................         14,025            --            679 (3)      14,704
Other expenses:
     Interest expense, net of interest income             668            10            275 (4)         953
                                                     --------        ------       --------        --------

         Earnings before income taxes and
           cumulative effect of an accounting
           change ............................          8,276         1,465         (1,208)          8,533

Income tax expense ...........................          3,186            --            107 (5)       3,293
                                                     --------        ------       --------        --------

         Net earnings before cumulative effect
           of an accounting change ...........          5,090         1,465         (1,315)          5,240

Cumulative effect of the change in the method
     in which pre-opening costs are recorded .           (126)           --             --            (126)
                                                     --------        ------       --------        --------

         Net earnings ........................       $  4,964        $1,465       $ (1,315)       $  5,114
                                                     ========        ======       ========        ========

Basic earnings per common share:
     Net earnings before cumulative effect of
       an accounting change ..................       $   0.35                                     $   0.36
     Net earnings ............................       $   0.34                                     $   0.35

Diluted earnings per common share:
     Net earnings before cumulative effect of
       an accounting change ..................       $   0.34                                     $   0.35
     Net earnings ............................       $   0.34                                     $   0.34

Weighted average number of shares and share
     equivalents outstanding:
     Basic ...................................         14,394                           86 (6)      14,480
     Diluted .................................         14,754                           86 (6)      14,840

                                  AMSURG CORP.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS



         On September 24, 1999, the Company acquired a majority interest in Mid-Florida Surgery Center, Inc., LLC. The accompanying pro forma combined statements of operations reflect the pro forma results of operations of the Company as if the surgery center had been acquired on January 1, 1998.

PRO FORMA ADJUSTMENTS

     1. To reflect additional corporate general and administrative salary costs as a result of an increase in the number of centers managed.

     2. To reflect amortization of additional excess of cost over net assets of purchased operations based on a 25-year amortization period and the following purchase price allocation:

              Fair value of net assets acquired ..........................  $  289,000
              Excess of cost over net assets of purchased operations......   6,790,000
                                                                            ----------

                             Total purchase price ........................  $7,079,000
                                                                            ==========

     3. To reflect minority owner's interest in earnings of acquired operations.

     4. To reflect interest expense on acquisition-related borrowings, net of a reduction in interest income on cash and cash equivalents used in the acquisition and interest expense of the acquired entity on indebtedness not assumed.

     5. To record estimated additional federal and state income taxes at a combined statutory rate of 40% in 1998 and 38.5% in 1999, as a result of the incremental increase in earnings before income taxes.

     6. To reflect weighted average shares outstanding for stock issued in acquisition.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMSURG CORP.


Date: December 8, 1999     By: /s/ Claire M. Gulmi
                               --------------------------------------
                               CLAIRE M. GULMI

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)